UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
August 26, 2021
Date of Report (Date of earliest event reported)

MAGNITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, 4th Floor
Los Angeles, California 90045
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGNI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    On August 26, 2021 (the “Issuance Date”), Magnite, Inc. (the “Company”) granted Michael Barrett, the Company’s President & Chief Executive Officer, a special equity award consisting of (i) 136,939 restricted stock units (the “RSUs”), which vest one-third on each of August 15, 2023, August 15, 2024 and August 15, 2025, subject to Mr. Barrett’s continued service; and (ii) 379,365 performance stock units (the PSUs”), which are subject to both time-based and performance-based requirements, as described below. Only PSUs that have both vested and become earned shall be eligible for the issuance of shares of the Company’s common stock.
The PSUs consist of three equal tranches (each, a "Performance Tranche"), based on achievement of a Share Price Condition, as described below. The performance-based requirements shall be satisfied with respect to a given Performance Tranche if, on any date during the Performance Period (as defined below), the average closing price per share of the Company’s common stock during any trailing consecutive 60- trading day period equals or exceeds (i) $60.00, (ii) $80.00 or (iii) $100.00, respectively (the "Share Price Condition"). When the Share Price Condition for a given Performance Tranche has been satisfied, 1/3rd of the total shares subject to this PSU shall become vested. The "Performance Period" means the period commencing on August 26, 2022 and ending on August 26, 2026. If a "sale transaction" is consummated by the Company on or before the last day of the Performance Period, the unvested PSUs subject to the award will become vested, if at all, in accordance with the Share Price Conditions, based on the per share consideration received in the transaction.
Any vested PSUs, as described above, shall be earned subject to Mr. Barrett’s continuous service as follows: if the applicable Share Price Condition for a given Performance Tranche is satisfied (i) on or before the third anniversary of the issuance date, the vested PSUs subject to the applicable Performance Tranche shall become earned in three equal annual installments on each of the third, fourth and fifth anniversaries of the Issuance Date; (ii) following the third anniversary of the issuance date but on or before the fourth anniversary of the Issuance Date, one-third of the PSUs subject to the applicable Vesting Tranche shall vest and become earned on the date of achievement of the Share Price Condition and the remaining vested PSUs subject to the applicable Performance Tranche shall become earned in two equal annual installments on each of the fourth and fifth anniversaries of the issuance date; and (iii) following the fourth anniversary of the issuance date but on or before the fifth anniversary of the issuance date, two-thirds of the PSUs subject to the applicable Performance Tranche shall vest and become earned on the date of achievement of the Share Price Condition and the remaining vested PSUs shall vest on the fifth anniversary of the issuance date; in each case, subject to Participant’s continuous service through each date. If Mr. Barrett’s continuous service terminates due to an Involuntary Termination (as defined in his severance agreement) any PSUs that have vested based on achieving the applicable Share Price Condition but have not yet become earned due to failure to achieve the time-based conditions shall become earned as of the date of termination of his continuous service.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date:	August 30, 2021	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel